ITEM 3 (ii) (a)

                          AMERICAN BENEFITS GROUP, INC.

                                 AMENDED BYLAWS

                APPROVED BY THE BOARD OF DIECTORS AUGUST 29,1997

                  APPROVED BY THE SHAREHOLDERS NOVEMBER 18,1997


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INDEX

Article 1 Shareholders

            1. Annual meeting                                      1
            2. Special meeting                                     2
            3. Action by written consent                           2
            4. Notice of meetings                                  2
            5. Waiver of notice                                    3
            6. Record date                                         3
            7. Quorum                                              4
            8. Quorum (classes)                                    4
            9. Voting record                                       5
            10. Voting per share                                   5
            11. Voting of shares                                   5
            12. Proxies                                            6
            13. Conduct of proceedings and order of business       7
            14. Manner of action                                   7
            15. Voting for directors                               8
            16. Inspectors of election                             8

Article 2 Board of Directors

            1. General powers                                      8
            2. Number, tenure, qualifications and election         8
            3. Meetings                                            9
            4. Place of meetings                                   9
            5. Quorum and voting                                   9
            6. Deemed quorum                                      10
            7. Vacancies                                          10
            8. Removal                                            11
            9. Compensation                                       11
            10. Indemnification                                   11
            11. Committees                                        12

Article 3 Officers

            1. Enumeration of offices                             13
            2. Appointment and term of office                     13
            3. Removal                                            13
            4. Vacancies                                          13
            5. President: powers and duties                       13
            6. Vice President: power and duties                   14
            7. Chief Financial Officers: powers and duties        14
            8. Secretary: powers and duties                       14
            9. Subordinate officers                               15


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            10. Absence or Disability of Officers                 15
            11. Salaries                                          15

Article 4 Stock Certificates

            1. Form                                               16
            2. Subscriptions for stock                            17
            3. Transfers                                          17
            4. Lost destroyed and stolen certificates             17

Article 5 Corporate Actions

            1. Contracts                                          18
            2. Loans                                              18
            3. Checks, drafts or orders                           18
            4. Deposits                                           18
            5. Voting securities held by the corporation          18

Article 6 Miscellaneous

            1. Reports to shareholders                            19
            2. Inspection of corporate records                    19
            3. Inspection of articles of incorporation
                 and bylaws                                       19
            4. Fiscal year                                        20
            5. Corporate seal                                     20
            6. Construction and definition                        20
            7. Definitions                                        20

BYLAWS OF

AMERCAN BENIFITS GROUP, INC.

                                   Article One
                                  Shareholders

Section 1. Annual Meeting

(a) An Annual Meeting of the Shareholders shall be held in each calendar year for the election of Directors and for the transaction of any other business that may come before the meeting. Annual meetings shall be held at the principal executive office of the Corporation or at such other place as may be determined by the Board of Directors and designated in the notice of the meeting.

(b) If in any year the election of Directors is not held at the Annual Meeting of the Shareholders or an adjournment of the meeting, the Board of Directors shall call a Special Meeting of the Shareholders as soon thereafter as reasonably possible for the purpose of holding the election and transacting such other business as may properly be brought before the meeting. In the event the Board of Directors fails to call a special meeting within three months after the date prescribed for the annual meeting, any Shareholder may call such a meeting and, at such meeting, the Shareholders may elect Directors and transact all other business properly brought before the meeting.

(c) No change in the time or place of a meeting for the election of Directors may be made within fourteen days of the date for which the meeting is scheduled, and written notice of any change in the date or place of such a meeting must be given to each Shareholder of record at least seven days prior to the date for which any such meeting is rescheduled.

(d) Any Shareholders' Meeting, Annual or Special, may be adjourned by the affirmative vote of a majority of the shares represented at such meeting either in person or by proxy. An adjournment may be voted regardless of whether a quorum is present. When a Shareholders' Meeting is adjourned for three days or more, notice of the adjourned meeting must be given as in the case of an original meeting. When a meeting is adjourned for less than three days, no notice of the time and place of the adjourned meeting need be given other than by announcement at the meeting at which the adjournment is voted, unless after the adjournment a new record date is fixed for the adjourned meeting.

Section 2. Special Meetings.

Special Meetings of the Shareholders may be called for any purpose. Such meetings may be called at any time by the Chairman of the Board, or President, or Board of Directors or holders of shares entitled to cast not less than twenty per cent of the votes at the meeting. On the written request of any person or persons entitled to call a Special Meeting, the Secretary shall inform the Board of Directors as to such call, and the Board shall within 14 days thereof fix a time and place for the meeting said time to be within 45 days after the written request is received by the Corporation. If the Board fails to fix a time and place, the meeting shall be held at the principal Executive Office of the Corporation at a time fixed by the Secretary, but no later than sixty days after the written request is received by the Corporation.

Section 3. Action by Written Consent.

Any action required by law to be taken at a meeting of the Shareholders and any other action that may be taken at a meeting of Shareholders may be taken without a meeting if written consent, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, if the consents of all Shareholders entitled to vote were solicited in writing, said solicitation to be by written, prepaid, regular post mailed to Shareholders at least thirty (30) days prior to the action being taken. A consent signed as required has the effect of a meeting vote and may be described as such in any document whenever action is taken as provided in this section. The written consent of the Shareholders consenting on the written reports of inspectors appointed to tabulate such consent shall be filed with the Minutes of proceedings of Shareholders.

Within ten days after obtaining authorization by written consent, notice must be given to all Shareholders who were entitled to vote on the action. The notice must fairly summarize the material features of the authorized action and, if the action is one for which dissenters rights are provided under the Articles of Incorporation or Bylaw, then the notice shall contain a clear statement of the right of Shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with applicable law.

Section 4. Notice of Meetings.

Written notice specifying the place, day, and hour of the meeting; and the general nature of the business to be transacted, shall be given to those shareholders entitled to vote therein not less than ten days nor more than thirty days before the date of the meeting. Such notice must be given personally, or by mail, facsimile, Email or other means of written communication, addressed to the Shareholder at the address appearing on the books of the Corporation or given by the Shareholder to the Corporation for the purpose of such notice. If no such address appears or is given by a shareholder of record entitled to vote at the meeting, notice is given at the place where the principal Executive Office of the Corporation is located, or by publication at least once in a newspaper of general circulation in the county or city where the principal executive office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communications. An affidavit of mailing of any notice in accordance with the provisions of this section executed by the Secretary or assistant secretary or transfer agent shall be prima facie evidence of the giving of notice.

Section 5. Waiver of Notice.

A Shareholder may waive notice of any Annual or Special Meeting by signing a written waiver of notice either before or after the date of such meeting. Attendance of a person at a meeting shall constitute a waiver of:

(a)   Lack of notice or defective notice of a meeting; or,

(b)   Lack of notice or defective notice of a particular matter at a meeting;

unless the person objects at either the beginning of the meeting or when the matter is presented which ever the case may be.

Section 6. Record Date.

(a) For the purpose of determining those Shareholders entitled to notice of or to vote at any meeting of shareholders, or to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix, in advance, a date as the record date for the determination of Shareholders. Such date shall be not more than ninety days, and for a meeting of Shareholders, not less than ten days, or in the case of a meeting where a merger or consolidation will be considered, not less than sixty days immediately preceding such meeting.

(b) If a record date is not fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, the record date shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(c) If no record date is fixed, the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is given.

(d) If no record date is fixed, the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or 10 days prior to the date of such other action, whichever is later.

(e) When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment of such meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 7. Quorum.

The presence, at any Shareholders' meeting, in person or by proxy, of persons entitled to vote thirty-three and one third (33 1/3%) percent plus one (1) share of the outstanding shares of the Corporation shall constitute a quorum for the transaction of business. In determining whether quorum requirements for a meeting have been met, any share than has been enjoined from voting or that cannot be lawfully voted for any reason shall not be counted. After a quorum has been established at any Shareholders' meeting, the subsequent withdrawal of Shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. Not to restrict the generality of the foregone, once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 8 Quorum (Classes)

Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum as described in section 7 herein of those classed shares exists. Except as otherwise provided in the Articles of Incorporation or By Law, attendance upon the meeting, represented in person or by proxy, of thirty three and one third percent (33 1/3%) plus one (1) share of Shareholders of a class entitled to vote at said meeting shall constitute a quorum of the Class at any meeting of the Shareholders. If less than a quorum of a class entitled to vote is present or represented at a meeting, a majority of the shares of the class present or represented by proxy may adjourn the meeting from time to time subject to the provisions of these Bylaws respecting adjournments Not to restrict the generality of the foregone if a quorum of shareholders is present or represented by proxy at a meeting but a quorum of a particular class is not so present or represented by proxy the class of shareholders not so present or represented may adjourn their vote or votes on a particular matter or matters Further, once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 9 Voting Record.

After fixing a record date for a meeting of Shareholders, the Corporation shall prepare or arrange to have prepared an alphabetical list of names of all its Shareholders entitled to notice of the meeting, arranged by voting group with address of; and the number, class, and series, if any, of shares held by each Shareholder. The Shareholders' list must be available for inspection by any Shareholder for a period of ten days before the meeting or such shorter time as exists between the record date and meeting and continuing through the meeting at the Corporation's principal executive office, at a place identified in the Meeting Notice in the city where the meeting will be held, or at the office of the Corporation's transfer agent or registrar. Any Shareholder of the Corporation or the Shareholder's agent or attorney is entitled on written demand to inspect the Shareholders' list (subject to the requirements of F.S. 607.1602[3]) during regular business hours and at the Shareholder's expense, during the period it is available for inspection.

The Corporation shall make the Shareholder's list available at the meeting of shareholders and any Shareholder or the Shareholder's agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

Section 10 Voting Per Share.

Except as otherwise provided in the Articles of Incorporation or by FS. 607.0721, each Shareholder is entitled to one vote for each outstanding share held by him or her on each matter voted at a shareholders meeting.

Section 11 Voting of Shares.

A Shareholder may vote at any meeting of shareholders of the Corporation, either in person or by proxy.

Shares standing in the name of another corporation, domestic or foreign, may be voted by the Officer, Agent, or proxy designated by the Bylaws of the Corporate Shareholder, or in the absence of any applicable Bylaw, by a person or persons designated by the Board of Directors of the Corporate Shareholder. In the absence of any such designation or, in case of conflicting designation by the Corporate Shareholder, the Chairman of the Board, the President, any Vice-President, the Secretary, and the Treasurer of the Corporate Shareholder, in that order, shall be presumed to be fully authorized to vote the shares.

Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name or the name of his or her nominee.

Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or any assignee for the benefit of creditors may be voted by such person without the transfer into his or her name.

If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given notice to the contrary and furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect:

(a)   if only one votes, in person or by proxy, that act binds all;

(b) if more than one votes, in person or by proxy, the faction out of the majority so voting binds all;

(c) if more than one votes, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or

(d) if the instrument or order so filed shows that any tenancy is held in an unequal interest, then the foregone applies with each faction entitled to vote their interest in proportion to the share of their faction. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

Section 12 Proxies

Any Shareholder of the Corporation, other person entitled to vote on behalf of a Shareholder pursuant to F.S. 607.0721, or attorney-in-fact for such persons, may vote the Shareholder's shares in person or by proxy. Any Shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by an attorney infect. An executed facsimile telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form.

An appointment of a proxy is effective when received by the Secretary of the Corporation or such other Officer or agent authorized to tabulate votes, and shall be valid for up to 11 months, unless a longer period is expressly provided in the appointment form.

The death or incapacity of the Shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises authority under appointment and if so received by the Corporation said proxy is null and void for all purposes and forever more.

An Appointment of a proxy is revocable by the Shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 13. Conduct of Proceedings and Order of Business.

Meetings of Shareholders shall be presided over by the Chairman, or the President, or the Vice-President in that order. The Shareholders may at their option elect from their number a presiding officer for any special meeting.

On questions of parliamentary procedure not covered by these Bylaws, Robert's Rules of Order shall govern.

At each Annual Meeting a full report of the business, affairs, and condition of the Corporation for the fiscal year just ended shall be presented by the President. The order of business at the Regular Annual Meeting of Shareholders and, so far as applicable, at all other meetings, shall be as follows:

1 Calling the roll; determining and announcing the percentage of shares present; determination of quorum;
2.    Proof of due notice of the meeting by the secretary or assistant secretary;
3.    Reading and disposition of unproved minutes from prior meetings;
4.    Report of Board of Directors;
5.    Reports of officers;
6     Election of directors;
7.    Disposition of unfinished business;
8.    Presentation and disposition of new business;
9.    Adjournment

Section 14 Manner of Action

If a quorum is present, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of affirmative votes is required by the Articles of Incorporation or By Law.

Section 15 Voting for Directors

Unless otherwise provided in the Articles of Incorporation, Directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 16 Inspectors of Election.

Before each Shareholders' Meeting, the Board of Directors or President shall appoint one or more Inspectors of Election. Upon appointment, each Inspector shall take and sign an oath to faithfully execute the duties of Inspector at the meeting with impartiality and to the best of their ability. Inspectors shall determine the number of shares outstanding, the number of shares present at the meeting, and whether a quorum is present. The Inspectors shall receive votes and ballots and determine all challenges and questions as to the right to vote. The Inspectors shall count and tabulate all votes and ballots and determine the results. Inspectors shall perform other duties as are proper to conduct elections of directors and votes on other matters with fairness to all Shareholders. Inspectors shall make a certificate of the results of elections of directors and votes on other matters. No Inspector shall be a candidate for election as a Director of the Corporation.

                                   Article Two
                               Board of Directors

Section 1. General Powers.

Subject to the limitations of the Articles of Incorporation, these Bylaws, the Florida Business Corporations Act, and the provisions of General Corporation Law concerning corporate acts that must be authorized or approved by the Shareholders of the Corporation, all corporate power shall be exercised by or under the authority of the Board of Directors, and the business and affairs of the Corporation shall be controlled by the Board.

Section 2. Number, Tenure, Qualification and Election.

(a) The Board of Directors shall consist of not less than one and not more than fifteen persons who may or may not be shareholders. The number of Directors may be increased or decreased by approval of the outstanding Shareholders. Directors of the Corporation shall be elected at the Annual Meeting of the Shareholders, or at a meeting held in lieu thereof as provided in Article One, Section 1(b) above, and shall serve until the next succeeding Annual Meeting and until their successors have been elected and qualified.

(c) The Board of Directors may appoint other Directors to serve until the next Annual Meeting of Shareholders or Special meeting of Shareholders where the election of Directors is to be considered either to fill a vacancy or vacancies arising or to increase the number of Directors.

Section 3. Meetings.

(a) The Board of Directors shall hold an annual meeting immediately following each Annual Meeting of the Shareholders. Additionally, regular meetings of the Board of Directors shall be held at such times as shall be fixed by Resolution of the Board.

(b) Special meetings of the Board may be called at any time by the Chairman, President, or, if the President is absent or unable or refuses to act, any Vice President, or any two members of the Board.

(c) Notice need not be given of regular meetings of the Board of Directors, nor need notice be given of adjourned meetings. Notice of special meetings shall be given in writing by mail at least seven days prior to the date of the meeting or forty eight hours notice delivered personally or by telephone, facsimile or Email or equivalent. Neither the business to be transacted at nor the purpose of any such meeting need be specified in the notice. Attendance of a Director at a meeting shall constitute a waiver of notice of that meeting except when the Director attends for the express purpose of objecting to the transaction of any business in that the meeting is not lawfully called or convened.

Section 4. Place of Meeting

(a) The meetings shall take place at the time and place as specified in the notice provided and if no notice is provided then at the principal executive offices of the Corporation.

(b) The Meetings shall, if a majority of the Directors entitled to vote at such meeting agree, be by telephone communication provided that all Directors must be able to hear and speak directly with all other Directors at all times thereof.

Section 5. Quorum and Voting.

A majority of the authorized and appointed or elected number of Directors shall constitute a quorum for the transaction of business, and the acts of a majority of Directors present at a meeting at which a quorum is present shall constitute the acts of the Board of Directors. If, at any meeting of the Board of Directors, less than a quorum is present, a majority of those present may adjourn the meeting until a quorum is present. If the meeting is adjourned for more than twenty-four hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of adjournment.

Section 6. Deemed Quorum

(a) If, at any meeting a quorum of Directors is not present those Directors present may transact business and if the Minutes or Resolutions of the said Director's Meeting are subsequently executed by a non-present Director, then and in that event that nonpresent Director shall for the purpose of quorum and voting procedures be deemed to have attended the Meeting.

(b) If:

(i)   a quorum of Directors is not met for two consecutive meetings;

(ii)  the same director(s) are absent for each of the two consecutive meetings;
      and

(iii) at any one or more of the said two consecutive meetings the directors present requested to allow the meeting to proceed by telephone communications pursuant to Article 2, Section 4(b) but the absent directors refused;

then, and in that event, the next proceeding meeting of the Board of Directors, regular or special or adjourned shall proceed not withstanding a lack of quorum provided that those directors present at the next meeting:

      (i) make the meeting available to be conducted by telephone communications; and,

      (ii) Pass a resolution deeming a quorum to be present provided that a majority of Directors, not considering the directors absent from the immediately preceding two meetings and the subsequent meeting, are present at the said subsequent meeting.

Section 7. Vacancies.

(a) A vacancy in the Board of Directors of the Corporation shall exist on the happening of death, disability or other condition affecting the ability of a Director to fulfill his responsibilities as a Director.

(b) A vacancy in the Board of Directors, except a vacancy occurring by the removal of a Director, may be filled by the vote of a majority of the remaining Directors. Each Director so elected shall hold office until the next meeting of Shareholders where election of directors takes place.

Section 8. Removal.

(a) At any regular meeting of Shareholders, or at any special meeting called for such purpose, any Director or Directors may be removed from office, with or without cause, by approval of a majority of outstanding shares present at said meeting, except that if less than all the Directors are to be removed no individual Director may be removed if the number of votes cast against his removal would be sufficient, if voted cumulatively at an election of the whole Board, to elect such Director.

(b) New Directors may be elected by the Shareholders for the unexpired term of Directors removed from office at the same meeting at which said removals are voted. If at the meeting where the Director or Directors are removed the Shareholders fail to elect persons to fill the unexpired terms of removed Directors, such positions shall be considered vacancies to be filled by the remaining Directors as provided in Article 2 Section 7 above herein.

Section 9. Compensation.

Directors who are or are not employed as Officers of the Corporation or who may or may not also serve the Corporation in another capacity and receive separate compensation for such service, shall be entitled to receive from the Corporation as compensation for their services as Directors such reasonable compensation as the Board may fairly and unbiasedly determine, and shall also be paid,in advance, for their reasonable expenses incurred in attending meetings of Directors.

Section 10. Indemnification.

The Corporation shall indemnify all persons who serve, may have served or may serve at any time as Officers or Directors of the Corporation, and their heirs, executors, administrators, successors, and assigns, from and against any and all loss and expense, including amounts paid in settlement before or after suit is commenced; and, any reasonable attorneys fees, actually and necessarily incurred as a result of any claim, demand, action, proceedings or judgment that may be asserted against any such persons, or in which any such persons are made parties by reasons of their being or having been Officers or Directors of the Corporation. However, this right of indemnification shall not exist in relation to matters to which it is judged in any action, suit, or proceedings by a court of competent jurisdiction that any such persons are liable for gross negligence or gross misconduct in the performance of their duty to the company.

Section 11. Committees.

(a) The Board of Directors of the Corporation may, by resolution adopted by a majority of the whole Board, designate three or more Directors to constitute an Executive Committee. The Executive Committee, to the extent provided in the Resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation, except that the committee shall have no authority to amend the Articles of Incorporation; adopt a plan of merger or consolidation; suggest to Shareholders the sale, lease, exchange, mortgage or other disposition of all or substantially all of the property and assets of the Corporation other than in the usual course of business; recommend to the Shareholders a voluntary dissolution or a revocation thereof; amend, alter or repeal any provision of these Bylaws; elect or remove Directors or Officers of the Corporation, or members of the Executive Committee; fix the compensation of any member of the Executive Committee; declare dividends; or amend, alter or repeal any Resolution of the Board of Directors which, by its terms, provides that it shall not be amended, altered or repealed by the Executive Committee. The Board of Directors shall have power at any time to fill vacancies in, to change the size or membership of , and to discharge members from any such Committee.

(b) Any such Executive Committee shall keep a written record of its proceedings and shall submit such record to the whole Board at each regular meeting, and at such other times as may be requested by the Board. However, failure to submit such record, or failure of the Board to approve any action indicated therein shall not invalidate such action to the extent it has been carried out by the Corporation prior to the time the record thereof was or should have been submitted to the Board as provided herein.

(c) The board of Directors of the Corporation may, by resolution, adopted by a majority of the Board designate Directors to constitute other committees thereby mandated and the terms and conditions noted in Article 2, Sections 11 (a) and 11 (b) herein apply, in so far as applicable, mutatis, mutandis thereto.

                                  Article Three
                                    Officers

Section 1. Enumeration of Offices.

The Corporation shall have as officers a President, Vice President or Vice Presidents and a Secretary. The Board of Directors, in its discretion, may appoint other officers as the business of the Corporation may require or as the case may be.

Section 2. Appointment and Term of Office.

The principal officers and subordinate officers of the Corporation shall be appointed by an affirmative vote of the Board of Directors. Each Officer shall hold office until his successor is elected and qualified, or until his resignation, death or removal.

Section 3. Removal.

Any Officer may be removed from office at any time, with or without cause, on the affirmative vote of a majority of the Board of Directors. Removal shall be without prejudice to any contract rights of the Officer removed.

Section 4. Vacancies.

Vacancies in offices, however caused, may be filled by appointment by an affirmative vote of the Board of Directors for the unexpired terms of such offices, and until said vacancy is filled the President shall undertake the duties and responsibilities of the vacant office until such appointment takes place and in the event the office of President is vacant the Chairman of the Board of Directors or his designate shall undertake the duties and responsibilities of President until the appointment of President takes place.

Section 5. President: Powers and Duties.

Subject to any supervisory duties that may be given by the Board of Directors to the Chairman of the Board, the President shall be the Chief Executive Officer of the Corporation. Subject to the control of the Board of Directors, the President shall supervise and direct generally all the business and affairs of the Corporation. The President or his designate shall preside at all Meetings of the Shareholders at which he is eligible to preside. In the absence of the Chairman of the Board, or if there is no such Chairman, the President or his designate shall preside at all meetings of the Board of Directors at which he is present. The President may sign, with the Secretary, certificates for shares of the Corporation, and any deeds, mortgages, bonds, contracts, or other instruments that the Board of Directors has authorized for execution, except when the signing and execution thereof has been expressly delegated by the Board of Directors or these Bylaws to some other officer or agent of the Corporation or is required by law to be otherwise signed or executed. The President shall also make reports to the Board of Directors and the Shareholders and generally perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors.

Section 6. Vice-President: Powers and Duties.

In the absence of the President of the Corporation , save and except for a vacancy in the office of president or in the event of his death or inability or refusal to act, the Vice President shall perform the duties of the President and, when so acting, shall act with all of the powers of and be subject to all the restrictions on the President. In the event more than one Vice President is elected, the Vice Presidents shall serve in the capacity of the President in the order designated at the time of their appointment. Any Vice President may sign share certificates with the Secretary. The Vice President or Vice Presidents shall also perform such other duties as may be assigned by the President or the Board of Directors.

Section 7. Chief Financial Officer: Powers and Duties.

The Chief Financial Officer of the Corporation, if and when appointed, shall have the following powers and duties:

(a) To be custodian and take charge of and be responsible for all funds and securities of the Corporation;

(b) To receive and give receipts for monies due and paid to the Corporation from any source whatsoever;

(c) To deposit all monies paid to the Corporation in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with these Bylaws;

(d) To perform all of the duties incidental to the office of Treasurer and such other duties as may be assigned to the Chief Financial Officer by the President or the Board of Directors;

(e) To give a bond for faithful discharge of his duties when required to do so by the Board of Directors.

In the absence of an appointed Chief Financial Officer, the President shall assume the powers and duties of Chief Financial Officer.

Section 8. Secretary: Powers and Duties.

The Secretary of the Corporation shall have the following powers and duties;

(a) To keep the minutes of the meetings of the Shareholders and the Board of Directors, in one or more books provided for that purpose;

(b) To see that all notices are duly given, in accordance with these Bylaws or as required by law;

(c)   To be custodian of the corporate records and the seal of the Corporation;

(d) To see that the seal of the Corporation is affixed to all documents duly authorized for execution under seal on behalf of the Corporation;

(e) To keep a register of the post office address of each Shareholder whose address shall be furnished to the Secretary by the Shareholder;

(f) To sign with the President, or a Vice President, certificates for corporate shares the issuance of which have been authorized by resolution of the Board of Directors;

(g)   To have general charge of the stock transfer books of the Corporation; and

(h) To perform all duties incidental to the office of Secretary and such other duties as may be assigned to the Secretary by the President or the Board of Directors.

Section 9. Subordinate Officers.

Other subordinate officers, including without limitation, an assistant financial officer and an assistant secretary or secretaries, may be appointed by the Board of Directors, and shall exercise such powers and perform such duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted by the Board of Directors.

Section 10. Absence or Disability of Officers.

In the case of the absence or disability of any Officer of the Corporation or of any person hereby authorized to act in his place during his absence or disability, the Board of Directors may by Resolution delegate the powers and duties of such officer, to any other officer, or to any director, or to any other person whom it may select.

Section 11. Salaries.

The salaries of all Officers of the Corporation shall be fixed by the Board of Directors. No Officer shall be disqualified from receiving a salary by reason of his also being a Director of the Corporation and receiving compensation therefor.

                                  Article Four
                               Stock Certificates

Section 1. Form.

The shares of the Corporation shall be represented by certificates signed by the President or a Vice President and by the Secretary. Any or all of such signatures may be facsimile. Each such certificate also shall indicate:

(a) The name of the record holder of the shares represented by such certificate;

(b)   The number of shares represented thereby;

(c)   The designation of any class or series of which such shares are a part;

(d)   That the shares are without par value, if applicable;

(e)   Any rights of redemption and the redemption price;

(f) Any rights of conversion , and the essential terms and period for conversion;

(g)   Any liens or restrictions on transfer or the voting power of such shares;

(h)   That the shares are assessable, if that is the fact;

(i) That assessments to which the shares are subject are collectible by personal action, if that is the fact;

      The rights, preferences, privileges and restrictions on the shares when the shares of the Corporation are classified or any class has two or more series, granted to or imposed on the respective classes or series of shares and the holders thereof, as established by the Articles of Incorporation , or by any Certificate of Determination of preferences, as well as the number of shares constituting each series and the designation thereof, or a summary of such preferences, privileges, and restrictions with reference to the provisions of the Articles of Incorporation or Determination of Preferences establishing the same, or the office or agency of the Corporation from which stockholders may obtain a copy of a statement of such rights, preferences, privileges and restrictions or of such summary;

(k) Any right of the Board of Directors to fix dividend rights, dividend rate, conversion rights, voting rights, rights in terms of redemption, (including sinking fund provisions), the redemption price or prices, or the liquidation preferences of any wholly unissued class or of any wholly unissued series of any class of shares, or the number of shares constituting any unissued series of any class of shares, or designation of such series, or all or any of them; and

(1) For any certificates issued for shares prior to the full payment thereof, the amount remaining unpaid, the term of payments to become due, and any restrictions on the transfer of such partly paid shares on the books of the corporation.

Section 2. Subscriptions for Stock.

Unless otherwise provided for in the Subscription Agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.

Section 3. Transfers.

Transfer of shares of the Corporation shall be made in the manner set forth in the Uniform Commercial Code. The Corporation shall maintain stock transfer books. Any share transfer shall be registered thereon only on request and surrender of the stock certificate representing the transferred shares duly endorsed. Additionally, the Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars as custodians of the transfer books, and may require all transfers to be made with and all share certificates to bear the signatures of any of them. The Corporation shall have the absolute right to recognize as the owner of any share of stock issued by it, for all proper corporate purposes including: the voting of such shares and the issuance and payment of dividends on such shares,. If a transfer of shares is made exclusively for the purpose of furnishing collateral security, and if such fact is made known to the Secretary of the Corporation, the record entry of such transfer shall state the limited nature thereof.

Section 4. Lost, Destroyed and Stolen Certificates.

No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed, stolen or mutilated except upon production of such evidence and provision of such indemnity to the Corporation as the Board of Directors may prescribe.

                                  Article Five
                                Corporate Actions

Section 1. Contracts

The Board of Directors may authorize any officer or officers, or any agent or agents of the Corporation, to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

Section 2. Loans

The Corporation may borrow and lend money in amounts and to persons authorized by resolution of the Board of Directors. No loans shall be made by the Corporation secured by its shares. No loans shall be made or contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts or Orders.

All checks, drafts or other orders for the payment of money by or to the Corporation and all notes and other evidence of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers or agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors.

Section 4. Deposits.

All funds of the Corporation not otherwise employed shall be deposited to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may by resolution select.

Section 5. Voting Securities Held by the Corporation.

Unless otherwise ordered by the Board of Directors, the President or any Vice President, or the Secretary of the Corporation in that order shall have the authority to vote, represent, and exercise on behalf of the Corporation all rights incidental to any and all shares of any other corporation standing in the name of the corporation. Such authority may be exercised by the designated officer in person or by proxy.

                                   Article Six
                                  Miscellaneous

Section 1. Reports to Shareholders.

The Board of Directors shall send an annual report to the Shareholders of the Corporation, not later than 120 days after the close of the fiscal year of the Corporation. The annual report shall include a Balance Sheet as of the close of the fiscal year of the Corporation and an Income Statement and statement of changes in financial position for such fiscal year and all other financial information required by regulatory authorities having jurisdiction over the Corporation. The financial statements shall be prepared from and in accordance with the books of the Corporation, in conformity with generally accepted accounting principles applied on a consistent basis, and shall be audited by an independent public accountant or as authorized by regulatory authorities having jurisdiction over the Corporation.

Section 2. Inspection of Corporate Records.

The Corporation shall keep correct and complete books and records of account and shall also keep minutes of all meetings of Shareholders and Directors. Additionally, a record shall be kept at the principal executive offices of the Corporation, or such other office as the board of directors may resolve, giving the names and addresses of all Shareholders, and the number and class or classes of shares held by each. Any person who is the holder of a voting trust certificate of at least 5 per cent of the outstanding voting shares of the Corporation shall have the right to examine and copy, in person or by agent or attorney, at any reasonable time or times, upon providing seven (7) days written notice of their intention to do so for any proper purpose, the books and records of account of the Corporation, the Minutes, and the record of Shareholders. On the written request of any Shareholder, the Corporation shall mail to such Shareholder within five days after receipt of such request, a Balance Sheet as of the close of its latest fiscal year and a Profit and Loss Statement of such fiscal year. If the Corporation receives such request before such financial statements are available for its latest fiscal year, the Corporation shall mail such audited financial statements within 90 days after they become available.

Section 3. Inspection of Articles of Incorporation and Bylaws.

The original or a copy of the Articles of Incorporation and Bylaws of the Corporation, as amended or otherwise altered to date, and certified by the Secretary of the Corporation, shall at all times be kept at the principal Executive Office of the Corporation, Such Articles of Incorporation and Bylaws shall be open to inspection by all Shareholders of record or holders of voting trust certificates at all reasonable times during the business hours of the Corporation.

Section 4. Fiscal Year

The fiscal year of the Corporation shall end on June 30th of each year, or such other times as approved by the shareholders of the company.

Section 5. Corporate Seal.

The Board of Directors shall adopt an official sea[ for the Corporation, which shall be circular in form, and be inscribed with the name of the Corporation, the state of incorporation and the words "Corporate Seal."

Section 6. Construction and Definition.

Unless the context requires otherwise, the general provisions, rules of construction and definitions contained in the Florida Business Corporate Act c.607, 1995 RSF as amended shall govern the construction of these Bylaws. Without limiting the foregoing, the masculine gender includes the feminine and neuter; the singular number includes the plural, and the plural number includes the singular; "shall" is mandatory and "may" is permissive; and "person" includes a corporation as well as a natural person.

Section 7. Definitions,

'F.S.' shall mean "Florida Business Corporation Act" as amended from time to time.

Approved the 26th Day of August 1997


/s/ Jerry G. Mikolajczyk
------------------------
Jerry G. Mikolajczyk
President, American Benefits Group,Inc.


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